UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2025

TNF Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36268	22-2983783
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

TNF Pharmaceuticals, Inc. 1185 Avenue of the Americas, Suite 249 New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 848-8698

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TNFA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 3, 2025, TNF Pharmaceuticals, Inc. (the “Company”) reconvened its 2025 annual meeting of stockholders, which was adjourned from May 20, 2025 (the “Annual Meeting”). At the Company’s Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation (the “Share Increase Amendment”) to increase the number of authorized shares of common stock, par value $0.001 per share (“Common Stock”), from 250,000,000 shares to 1,250,000,000 and to make a corresponding change to the number of authorized shares of the Company’s capital stock. Following the Annual Meeting, on June 6, 2025, the Company filed the Share Increase Amendment with the Secretary of State of the State of Delaware.

At the Company’s Annual Meeting, the Company’s stockholders approved a proposal to authorize the board of directors of the Company (the “Board”) to increase the stated value of each of the Series F Convertible Preferred Stock (“Series F Preferred Stock”) and Series F-1 Convertible Preferred Stock (“Series F-1 Preferred Stock”) from $1,000 per share to an amount to be determined from time to time by the Board in its discretion, up to a maximum of $1,125 per share (the “Preferred Stock Proposal”). As a result of such approval, (i) pursuant to the to the certificate of amendment to the certificate of designations of the Series F Preferred Stock, filed with the Secretary of State of the State of Delaware on April 8, 2025, the stated value of the Series F Preferred Stock automatically increased to $1,100 per share, effective as of January 1, 2025, and (ii) the Board will have the ability to increase the Series F Preferred Stock and Series F-1 Preferred Stock stated value per share up to an amount not to exceed $1,250 per share.

For more information about the Share Increase Amendment and Preferred Stock Proposal, see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 21, 2025, as amended on May 19, 2025 (the “Proxy Statement”), the relevant portions of which are incorporated herein by reference. The information set forth herein is qualified in its entirety by reference to the complete text of the Share Increase Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, holders of the Company’s voting securities with a total aggregate voting power of 7,279,152 votes were present virtually or represented by proxy, provided, however, that holders of the Company’s Series F-1 Preferred Stock and holders of the of the Company’s Series F Preferred Stock were not entitled to vote on the Preferred Stock Proposal.

As of the close of business on March 25, 2025, the record date for the Annual Meeting, there were (i) 7,392,565 shares of Common Stock outstanding and entitled to vote, (ii) 72,992 shares of the Company’s Series D Convertible Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), outstanding and entitled to vote, which were entitled to an aggregate of 1,217 votes, (iii) approximately 3,839.35 shares of the Company’s Series F Preferred Stock outstanding and entitled to vote, which were entitled to an aggregate of approximately 62,294 votes (subject to certain beneficial ownership limitations as set forth in the certificate of designations for the Series F Preferred Stock), (iv) 2,529.71 shares of the Company’s Series F-1 Preferred Stock, outstanding and entitled to vote, which were entitled to an aggregate of 1,124,314 votes (subject to certain beneficial ownership limitations as set forth in the certificate of designations for the Series F-1 Preferred Stock, as amended), and (v) 8,565 shares of the Company’s Series G Convertible Preferred Stock, par value $0.001 per share (“Series G Preferred Stock”), outstanding and entitled to vote, which were entitled to an aggregate of 3,806,665 votes (subject to certain beneficial ownership limitations applicable to certain holders of Series G Preferred Stock as set forth in the certificate of designations for the Series G Preferred Stock, as amended). The matters described below were submitted to a vote of the holders of the Company’s Common Stock, Series D Preferred Stock, Series F Preferred Stock, Series F-1 Preferred Stock and Series G Preferred Stock at the Annual Meeting. Each proposal is described in detail in the Proxy Statement. All proposals were approved by the Company’s stockholders. The final voting results are as follows:

(1)	Election of six (6) directors to hold office for a one year term and until their successors are elected and qualified or until their earlier incapacity, removal or resignation (the “Election of Directors”):

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Mitchell Glass	5,243,025	200,931	1,835,196
Christopher C. Schreiber	5,230,366	213,590	1,835,196
Joshua Silverman	5,029,834	414,122	1,835,196
Jude Uzonwanne	5,237,212	206,744	1,835,196
Bill J. White	5,242,730	201,226	1,835,196
Stephen Friscia	5,219,266	224,690	1,835,196

The terms of the Company’s directors were scheduled to expire at the Annual Meeting, and the board of directors of the Company (the “Board”) nominated all six directors for re-election at the Annual Meeting. At the Annual Meeting, Dr. Mitchell Glass, Mr. Christopher C. Schreiber, Mr. Joshua Silverman, Mr. Jude Uzonwanne, Mr. Bill J. White, and Mr. Stephen Friscia were elected as directors of the Board to serve for a term expiring at the Company’s 2026 annual meeting of stockholders or until their successors are elected and qualified or until their earlier incapacity, removal or resignation.

(2)	Ratification of the appointment of Stephano Slack LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (the “Auditor Ratification Proposal”):

Votes For	Votes Against	Votes Abstaining
7,103,059	85,767	90,326

(3)	Approval of an amendment to the Company’s Certificate of Incorporation to effect, at the discretion of the Board but prior to the one-year anniversary of the date on which the reverse stock split is approved by the Company’s stockholders at the Annual Meeting, a reverse stock split of all of the outstanding shares of the Company’s Common Stock at a ratio in the range of 1-for-2 to 1-for-100, with such ratio to be determined by the Board in its discretion and included in a public announcement:

For	Votes Against	Votes Abstaining
6,419,725	846,410	13,017

(4)	Approval of an amendment to the Company’s Certificate of Incorporation to increase the number of our authorized shares of Common Stock from 250,000,000 shares to 1,250,000,000 shares and to make a corresponding change to the number of authorized shares of capital stock:

For	Votes Against	Votes Abstaining
6,304,950	923,764	50,438

(5)	Approval of a proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more proposals presented at the Annual Meeting:

Votes For	Votes Against	Votes Abstaining
6,270,019	957,380	957,380

(6)	Approval of a proposal to authorize the Board to increase the stated value of each of the Series F Convertible Preferred Stock and Series F-1 Convertible Preferred Stock from $1,000 per share to an amount to be determined from time to time by the Board in its discretion, up to a maximum of $1,125 per share:

For	Votes Against	Votes Abstaining	Broker Non-Votes
3,608,696	100,434	49,786	2,726,667

For more information about the foregoing proposals, see the Proxy Statement, the relevant portions of which are incorporated herein by reference.

The results reported above are final voting results. No other matters were considered or voted upon at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of TNF Pharmaceuticals, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNF Pharmaceuticals, INC.

Date: June 6, 2025	By:	/s/ Joshua Silverman
Joshua Silverman
Director